CBS INC.




                                          BY-LAWS




                                 AS AMENDED MARCH 9, 1994

                                 (EFFECTIVE MAY 11, 1994)

                                         CBS INC.



                                          BY-LAWS



                                         ARTICLE I
                                       Shareholders

    SECTION 1. Annual Meeting. A meeting of the shareholders of the Corporation shall be held annually on the third Wednesday in April at two o'clock in the afternoon, then current New York Time, or on such other date or at such other time as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

    SECTION 2. Special Meetings. Special meetings of the shareholders of the Corporation may be called by the Chairman of the Board and the Chairman of the Executive Committee jointly or by the vote of a majority of the entire Board of Directors, and shall be called by the proper officers as provided in the Certificate of Incorporation. In addition, a special meeting of shareholders shall be called by the proper officers of the Corporation at the request of any two members of the Board of Directors
(other than the Chairman of the Board and the Chairman of the Executive Committee jointly) if they shall have first presented their reasons for such request to a meeting of the Board of Directors at which a quorum is present after at least five days prior written notice of such request to all the directors. A special meeting of shareholders called as provided in this Section 2 shall be held on such date and at such time as shall be specified in the written notice of such special meeting.

    SECTION 3. Place of Meetings. Each annual or special meeting of the shareholders of the Corporation shall be held at such place within or outside the State of New York, but within the United States, as may be fixed by the Board of Directors, or, if not so fixed, at the office of the Corporation in the State of New York.

    SECTION 4. Notice of Meetings; Business to be Conducted at Meetings. Written notice of each annual or special meeting of the shareholders of the Corporation stating the day, hour and place thereof, and in general terms the business to be transacted thereat shall be delivered personally or mailed, not less than ten nor more than fifty days before the proposed date of such meeting, to each person who appears on the books of the Corporation as a shareholder entitled to vote at such meeting. Such notice if mailed shall be


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directed to such shareholder at his or her address as the same appears on the stock book of the Corporation. Whenever all the shareholders entitled to vote at the said meeting shall meet in person or by proxy, or shall have waived notice of the meeting, such meeting shall be valid for all purposes. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business whatsoever, then at such meeting any corporate action may validly be taken. At any annual meeting any business whatsoever that shall be brought before the meeting may be transacted whether or not referred to in the notice of the meeting.

    SECTION 5. Quorum. Except as otherwise provided by statute, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders of the Corporation for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. If the holders of the number of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed for a meeting of the shareholders of the Corporation, the holders of a majority in number of the shares entitled to vote, present in person or represented by proxy, may adjourn such meeting from time to time without further notice to shareholders, unless a new record date is fixed for an adjourned meeting, until holders of the number of shares requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted on the original date of the meeting.

    SECTION 6. Order of Business. The order of business at each meeting of the shareholders of the Corporation shall be determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

    SECTION 7. Voting. Except as otherwise expressly provided in the Certificate of Incorporation or in these By-Laws or in a resolution of the Board of Directors authorized under the Certificate of Incorporation, each shareholder of record entitled to vote on any matter before a meeting of the shareholders of the


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Corporation, present in person or represented by proxy, shall have the right to one vote upon such matter for each share standing in such shareholder's name on the record of shareholders of the Corporation as of the record date fixed for such meeting. The Board of Directors may prescribe a period, not exceeding fifty days prior to a meeting of the shareholders of the Corporation, during which no transfer of stock on the books of the Corporation may be made; or in lieu of prohibiting the transfer of stock, may fix a date not less than ten nor more than fifty days prior to the holding of any meeting of shareholders of the Corporation as the record date as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and, except as otherwise expressly provided in Section 8 of this Article I of these By-Laws, all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting.
Each shareholder entitled to vote at any meeting of shareholders of the Corporation may authorize not more than four persons to act for such shareholder by a proxy signed by such shareholder or such shareholder's attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. Except as otherwise provided by statute or the Certificate of Incorporation, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder's proxy, if there be such proxy.

    SECTION 8. Voting by Alien Shareholders. Except as otherwise provided by law, not more than twenty percent of the aggregate number of shares of stock of the Corporation outstanding in any class or series entitled to vote on any matter before a meeting of shareholders of the Corporation shall at any time be voted by or for the account of aliens or their representatives or by or for the account of a foreign government or representative thereof, or by or for the account of any corporation organized under the laws of a foreign country. The Board of Directors may make such rules and regulations as it shall deem necessary or appropriate to enforce the foregoing provisions of this Section 8.


                                        ARTICLE II
                                    Board of Directors

    SECTION 1. Number, Election and Term of Office. The number of directors of the Corporation will be eleven. By vote of


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a majority of the entire Board of Directors, the number of directors may be increased, or decreased to not less than three, by amendment of these By-Laws. Each director of the Corporation shall be elected at the annual meeting of shareholders of the Corporation and shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify or until such director's death or until the effectiveness of the resignation of such director. Directors need not be shareholders of the Corporation. Every director shall be a citizen of the United States.

    SECTION 2. Vacancies. If at any time there shall be a vacancy or vacancies on the Board of Directors whether by reason of the death or resignation of one or more directors, or otherwise, the remaining directors, by a majority vote of those then in office, though less than a quorum, may elect a successor to hold office for the unexpired portion of the term of each director whose place shall be vacant.

    SECTION 3. Meetings. Regular meetings of the Board of Directors may be held, without call or notice, at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be held whenever called by the Chairman of the Board, the President or by not less than three directors then in office. Notice of each special meeting shall be mailed or telegraphed at least forty eight hours before the meeting to each director, but such notice need not be given to any director who shall, either before or after such meeting, submit a signed waiver of such notice or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice. In any case, any acts or proceedings taken at a meeting not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting that is legally and validly called. Notices and waivers of notice of meetings of the Board of Directors need not state the purposes of the meeting, and at any such meeting duly held as provided in these By-Laws, any business within the general province and authority of the Board of Directors may be transacted.

    SECTION 4. Quorum. One-half in number of the entire Board of Directors for the time being in office, but not less than one-third of the entire Board of Directors, shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, the majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

    SECTION 5. Powers. Subject to the provisions of law and the Certificate of Incorporation, but in furtherance and not


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in limitation of any rights and powers thereby conferred, the directors of the Corporation shall have the general management and control of the business and affairs of the Corporation and shall exercise all the powers that may be exercised or performed by the Corporation; provided, however, that one or more directors may be denied access, by resolution of the Board of Directors, to classified matter and, in such event, the directors who have not so been denied access to such matter shall have the general management and control of the business and affairs of the Corporation and shall exercise all the powers that may be exercised or performed by the Corporation insofar as such business and affairs shall relate to such classified matter.

    SECTION 6. Compensation and Reimbursement of Expenses. Directors shall be paid such compensation including retainers or attendance fees or both as shall be determined from time to time by vote of the Board of Directors as compensation for their services as directors, as members of committees of the Board of Directors and as directors of other corporations at the request of the Chairman of the Board or the President of the Corporation. At the discretion of the Board of Directors any such retainer or attendance fee may be payable only to directors who are not officers or employees of the Corporation or any subsidiary thereof or compensated for serving under contract as a consultant to the Corporation. Any director not maintaining a residence or business office within one hundred miles of the principal office of the Corporation shall be reimbursed his or her actual expenses incurred in traveling between his or her residence and such principal office of the Corporation in connection with his or her attendance at any meeting of the Board of Directors or of any committee thereof on which such director serves.

    SECTION 7. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to any matter with respect to which any law of the State of New York states that it shall not have authority. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors. A majority of the entire membership (exclusive of alternates) of any such committee shall constitute a quorum for the transaction of business, or of any specified item of business, and, solely for the purpose of determining whether a quorum is present at any time, an absent member of the committee shall be deemed to have been present if replaced at that time by an alternate member of such committee.

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    SECTION 8.      Action Without Meeting.  Any action required or permitted
to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be.

    SECTION 9. Attendance by Electronic Means. Any one or more directors may participate in a meeting of the Board of Directors, and any one or more members of any committee of the Board of Directors may participate in a meeting of such committee, by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                        ARTICLE III
                                         Officers

    SECTION 1. Election, Term of Office and Removal. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, a Director of Taxes, a General Auditor and such other officers as shall from time to time be provided for by the Board of Directors. Any two or more of such offices may be held by the same person, except the offices of President and Secretary. Such officers shall have such authority and perform such duties in the management of the Corporation as provided in these By-Laws or, to the extent not provided, by the Board of Directors. Such officers shall be elected at any meeting of the Board of Directors and, unless removed as hereinafter provided, shall hold office until their respective successors shall be elected and shall qualify, or until such officer's death or resignation or until such officer's removal in the manner hereinafter provided. Every officer shall be a citizen of the United States. All officers, agents and employees of the Corpation shall be subject to removal with or without cause at any time by the Board of Directors.

    SECTION 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. With the Secretary or any Assistant Secretary or with the Treasurer or any Assistant Treasurer, the Chairman of the Board may sign certificates of the shares of the capital stock of the


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Corporation.  The Chairman of the Board shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

    SECTION 3. Powers and Duties of the President. The President shall be the chief executive officer of the Corporation. The President shall have the powers and shall perform the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board. With the Secretary or any Assistant Secretary or with the Treasurer or any Assistant Treasurer, the President may sign certificates of the shares of the capital stock of the Corporation. The President shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

    SECTION 4. Powers and Duties of the Executive Vice Presidents and of the Senior Vice Presidents. Each of the Executive Vice Presidents, and each of the Senior Vice Presidents, shall perform such duties as may from time to time be assigned to him or her by the Board of Directors. With the Secretary or any Assistant Secretary or with the Treasurer or any Assistant Treasurer, each of the Executive Vice Presidents, and each of the Senior
Vice Presidents, may sign certificates of the shares of the capital stock of the Corporation.

    SECTION 5. Powers and Duties of the Vice Presidents. Each of the Vice Presidents shall perform such duties as may from time to time be assigned to him or her by the Board of Directors. With the Secretary or any Assistant Secretary or with the Treasurer or any Assistant Treasurer, each Vice President may sign certificates of the shares of the capital stock of the Corporation.

    SECTION 6. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the shareholders of the Corporation and, if requested, the minutes of meetings of the Board of Directors. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of and shall make or cause to be made the proper entries in the minute book of the Corporation, and such other books and papers as the Board of Directors may direct. The Secretary shall be the custodian of the corporate seal and shall affix such seal to such contracts and other instruments as the Board of Directors or any committee thereof may direct. With the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any Vice President, the Secretary may sign certificates of the shares of the capital stock of the Corporation. The Secretary shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

    SECTION 7. Powers and Duties of the Assistant Secretaries. Each of the Assistant Secretaries shall have such powers


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and perform such duties as may from time to time be assigned to him or her by the Board of Directors. With the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any Vice President, any Assistant Secretary may sign certificates of the shares of the capital stock of the Corporation.

    SECTION 8. Powers and Duties of the Treasurer. The Treasurer shall be responsible for the custody and investment of all of the funds and securities of the Corporation. With the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any Vice President, the Treasurer may sign certificates of the shares of the capital stock of the Corporation. The Treasurer shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

    SECTION 9. Powers and Duties of the Assistant Treasurers. Each of the Assistant Treasurers shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors. With the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any Vice President, any Assistant Treasurer may sign certificates of the shares of the capital stock of the Corporation.

    SECTION 10. Powers and Duties of the Controller. The Controller shall be responsible for keeping full and accurate accounts of the Corporation.
The Controller shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

    SECTION 11. Powers and Duties of the Assistant Controllers. Each of the Assistant Controllers shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

    SECTION 12. Powers and Duties of the Director of Taxes. The Director of Taxes shall have responsibility for advising the officers of the Corporation with respect to tax matters, for the preparation and filing of all tax returns required to be filed by the Corporation and shall have authority to represent the Corporation in all tax matters. The Director of Taxes shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

    SECTION 13. Powers and Duties of the General Auditor. The General Auditor shall be responsible for establishing and administering internal audit procedures and programs of the Corporation, and in connection therewith, shall audit or cause to be audited all of the accounts of the Corporation. The General Auditor shall make such reports to the Board of Directors, the

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Audit Committee of the Board of Directors, the Chairman of the Board and
the President as may be requested. The General Auditor shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

    SECTION 14. Delegation of Powers. In case of the absence of any officer or agent of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may, at any time and from time to time, delegate all or any part of the powers or duties of any officer or agent to any other officer or agent.

                                        ARTICLE IV
                   Indemnification of Directors, Officers and Employees

    SECTION 1. Indemnification. The Corporation shall to the fullest extent permitted by statute and subject to such conditions, not inconsistent with statute, as the Board of Directors may impose in general or particular cases or classes, indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal (including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person, his or her testator or his or her intestate was a director, officer or employee of the Corporation (or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity), against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding; provided however that no indemnification may be made to or on behalf of such person if (i) such person's acts were committed in bad faith or were the result of such person's active and deliberate dishonesty and were material to such action or proceeding or (ii) such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

    SECTION 2. Reliance. Each person who was at the time of the adoption of this Article IV of these By-Laws such director, officer or employee shall be deemed to have continued to serve in such office or employment in reliance upon the indemnity provided by Section 1 of this Article IV, and each person who shall at any time subsequent to such adoption have become such director, officer or employee shall be deemed to have accepted such office


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or employment in reliance upon the indemnity provided by said Section 1.

    SECTION 3. Insurance. To the extent permitted by law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IV of these By-laws.

    SECTION 4. Separability. The provisions of this Article IV of these By-Laws shall be separable, and if any of the provisions of any Section of this Article IV shall be finally adjudged to be invalid, or shall for any other reason be inapplicable or ineffective, such invalidity, inapplicability or ineffectiveness shall not affect any other provisions or applications of such Section or of any other Section of this Article IV which can be given effect without the invalid, inapplicable or ineffective provision.

                                         ARTICLE V
                                       Capital Stock

    SECTION 1. Certificates of Shares. Except as otherwise expressly contemplated by Section 3 of this Article V of these By-Laws, each holder of shares of stock of the Corporation shall be entitled to a certificate representing such stock. Each such certificate shall be signed by one of the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President or any Vice President and also by one of the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Where any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee, the signatures of the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any officer or officers who have signed, or whose facsimile signature or signatures have been placed on, any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued by the Corporation with the same effect as if such former officer or officers were still in office at the date of issue. Shares of stock issued to or held


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by or for the account of aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries shall be represented by Foreign Share Certificates. All other shares of stock shall be represented by Domestic Share Certificates. All of such certificates shall be in such form not inconsistent with the Certificate of Incorporation and these By-Laws as shall be prepared or approved by the Board of Directors.

    SECTION 2. Transfer of Shares. Shares of stock of any class or series of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person or by his or her attorney duly authorized in writing, and upon surrender of the certificate or certificates representing such shares, duly endorsed, or accompanied by a duly executed stock transfer power, and the payment of all taxes thereon. Every certificate exchanged, returned or surrendered to the Corporation shall be canceled. The Board of Directors shall have power and authority to make all such rules and regulations as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. In the event of the declaration of dividends, the stock transfer books need not be closed but the Board of Directors may fix a record date, not more than fifty days preceding the date fixed for the payment of any dividend, for the purpose of determining the shareholders entitled to the payment of dividends. If such record date shall not have been so fixed, then the record date for the determination of shareholders entitled to payment of such dividends shall be at the close of business on the day on which the dividend is declared by the Board of Directors. Prior to due presentment for registration of transfer, the person in whose name shares of stock shall stand on the record of shareholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its shareholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

    SECTION 3. Transfer of Shares to Alien Shareholders. Except as otherwise provided by law, not more than twenty percent of the aggregate number of shares of stock of the Corporation outstanding in any class or series shall at any time be owned of record by or for the account of aliens or their representatives or by or for the account of a foreign government or representatives thereof, or by or for the account of any corporation organized under the laws of a foreign country. Shares of stock shall not be


                                          - 12 -

transferable on the books of the Corporation to aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries if, as a result of such transfer, the aggregate number of shares of stock in any class or series owned by or for the account of aliens and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries shall be twenty percent or more of the number of shares of stock then outstanding in such class or series. The Board of Directors may make such rules and regulations as it shall deem necessary or appropriate to enforce the foregoing provisions of this
Section 3.

    SECTION 4. Record of Alien Ownership. The Board of Directors may make such rules and regulations as it shall deem necessary or appropriate so that accurate records may be kept of the shares of stock of the Corporation owned of record and/or voted by or for the account of aliens or their representatives or by or for the account of a foreign government or representative thereof, or by or for the account of any corporation organized under the laws of a foreign country.

                                        ARTICLE VI
                                      Corporate Seal

    A seal with the words "CBS INC., Corporate Seal, New York, 1927" upon it shall be the common corporate seal of the Corporation and shall be in the custody of the Secretary of the Corporation. The Board of Directors may, from time to time, approve a different form of seal and any such seal so approved shall be the common corporate seal of the Corporation.

                                        ARTICLE VII
                                    Accounting Periods

    Each of the Corporation's accounting years and each of the Corporation's quarterly and monthly accounting periods shall coincide with a calendar year, calendar quarter and calendar month.

                                       ARTICLE VIII
                                   Amendment of By-Laws

    Except as otherwise specifically provided by statute or the Certificate of Incorporation, these By-Laws or any of them (including any by-law adopted by the shareholders) may be amended or repealed or new by-laws may be adopted by the Board of Directors at any meeting thereof by such vote of the Board of Directors as specified in the Certificate of Incorporation. By-laws adopted or amended by the Board of Directors shall be subject to repeal or amendment by the shareholders at any annual or special meeting.